CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 10, 2005, relating to the financial statements and financial highlights which appears in the August 31, 2005 Annual Report to Shareholders of Templeton World Fund, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California
March 13, 2006